BYE-LAWS

                                       OF

                               FOSTER WHEELER LTD.

                             (Amended May 22, 2002)





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1.   Interpretation............................................................1
2.   Board of Directors........................................................6
3.   Management of the Company.................................................6
4.   Power to authorise specific actions.......................................6
5.   Power to appoint attorney.................................................6
6.   Committees; Executive Committee...........................................6
7.   Power to appoint and dismiss employees....................................7
8.   Power to borrow and charge property.......................................7
9.   Exercise of power to purchase shares of or discontinue the Company........7
10.  Nomination of Directors...................................................8
11.  Defects in appointment of Directors.......................................9
12.  Alternate Directors.......................................................9
13.  Removal of Directors.....................................................10
14.  Vacancies on the Board...................................................10
15.  Meetings of the Board....................................................11
16.  Quorum at meetings of the Board..........................................11
17.  Attendance at meetings of the Board......................................11
18.  Unanimous written resolutions............................................12
19.  Contracts and disclosure of Directors' interests.........................12
20.  Remuneration of Directors................................................12
21.  Officers of the Company..................................................12
22.  Appointment and Authority of Officers....................................12
23.  Duties of Officers.......................................................14
24.  Chairman of meetings.....................................................14
25.  Register of Directors and Officers.......................................14
26.  Obligations of Board to keep minutes.....................................14
27.  Indemnification of Directors and Officers of the Company.................15
28.  Annual General Meeting...................................................15
29.  Special general meetings.................................................16
30.  Accidental omission of notice of general meeting.........................16
31.  Meeting called on requisition of Members.................................16
32.  Short notice.............................................................17
33.  Postponement of meetings.................................................17
34.  Quorum for general meeting...............................................17
35.  Adjournment of meetings..................................................17
36.  Attendance at meetings...................................................17
37.  Written resolutions......................................................17
38.  Attendance of Directors..................................................18
39.  Presiding Officer at meetings............................................18
40.  Voting at meetings.......................................................18
41.  Joint holders voting.....................................................19
42.  Instrument of proxy......................................................19
43.  Representation of companies at meetings..................................19
44.  Authorized share capital.................................................19
45.  Power to issue shares....................................................23
46.  Variation of rights, alteration of Capital and purchase of Shares........24
47.  Registered holder of Shares..............................................24
48.  Death of a joint holder..................................................25


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49.  Share certificates.......................................................25
50.  Calls on Shares..........................................................25
51.  Forfeiture of Shares.....................................................25
52.  Contents of Register of Members..........................................26
53.  Right of inspection of register..........................................26
54.  Transactions with Interested Members.....................................26
55.  Record dates.............................................................29
56.  Scrutineers..............................................................29
57.  Instrument of transfer...................................................30
58.  Restriction on transfer..................................................30
59.  Transfers by joint holders...............................................30
60.  Representative of deceased Member........................................31
61.  Registration on death or bankruptcy......................................31
62.  Dividend Entitlement of Transferee.......................................31
63.  Declaration of dividends by the Board....................................31
64.  Issue of bonus shares....................................................35
65.  Records of account.......................................................36
66.  Fiscal year..............................................................36
67.  Financial statements.....................................................36
68.  Appointment of Auditor...................................................36
69.  Remuneration of Auditor..................................................37
70.  Vacancy of office of Auditor.............................................37
71.  Access to books of the Company...........................................37
72.  Report of the Auditor....................................................37
73.  Notices to Members of the Company........................................37
74.  The corporate seal.......................................................39
75.  Manner in which seal is to be affixed....................................39
76.  Winding-up/distribution by liquidator....................................39
77.  Alteration of Bye-laws...................................................39



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                                 INTERPRETATION


1.        INTERPRETATION

         (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

               (a) "Act" means the Companies Act 1981 as amended from time to time;

               (b) "Alternate Director" means an alternate director of the Company appointed in accordance with these Bye-laws;

               (c) "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person;

               (d) "Announcement date", when used in reference to any Business Combination, means the date of the first public announcement of the final, definitive proposal for such Business Combination;

               (e) "Annual General Meeting" means the Annual General Meeting of the Members held in accordance with Section 71 of the Act and Bye-law 28;

               (f) "Associate", when used to indicate a relationship with any Person, means (A) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent or more of any class of voting shares, (B) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person;

               (g) "Auditor" means the auditor of the Company for the time being appointed under Bye-law 69 and includes any individual or partnership;

               (h) "Beneficial owner" means a Person:

                    (i) that, individually or with or through any of its
               Affiliates or Associates, beneficially owns such shares, directly or indirectly; or

                    (ii) that, individually or with or through any of its
               Affiliates or Associates, has (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of shares tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered shares are accepted for purchase or exchange; or (ii) the right to vote such shares pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of any shares if the agreement, arrangement or understanding to vote such shares (X) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations


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               under the Exchange Act and (Y) is not then reportable on a
               Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) that has any agreement, arrangement or understanding
               (whether or not in writing), for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of clause (B) of this subparagraph), or disposing of such shares with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares;

               (i) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

               (j) "Business Combination", when used in reference to the Company and any Interested Member of the Company, means:

                    (i) any amalgamation or consolidation of the Company or any
               Subsidiary of the Company with (i) such Interested Member or (ii) any other corporation with (i) such Interested Member or (ii) any other corporation (whether or not itself an Interested Member of the Company) which is, or after such amalgamation or consolidation would be, an Affiliate or Associate of such Interested Member;

                    (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with such Interested Member or any Affiliate or Associate of such Interested Member of assets of the Company or any Subsidiary of the Company (i) having an aggregate Market Value equal to ten percent or more of the aggregate Market Value of all the assets, determined on a consolidated basis, of the Company, (ii) having an aggregate Market Value equal to ten percent or more of the aggregate Market Value of all the outstanding Shares of the Company, or (iii) representing ten percent or more of the earning power or net income, determined on a consolidated basis, of the Company;

                    (iii) the issuance or transfer by the Company or any
               Subsidiary of the Company (in one transaction or a series of transactions) of any Shares of the Company or any shares of a Subsidiary of the Company which has an aggregate Market Value equal to five percent or more of the aggregate Market Value of all the outstanding Shares of the Company to such Interested Member or any Affiliate or Associate of such Interested Member except pursuant to the exercise of warrants or rights to purchase Shares offered, or a dividend or distribution paid or made, pro rata to all Members of the Company;

                    (iv) the adoption of any plan or proposal for the
               liquidation or dissolution of the Company proposed by, or pursuant to any agreement, arrangement or understanding (whether or not in writing) with, such Interested Member or any Affiliate or Associate of such Interested Member;

                    (v) any reclassification of securities (including, without limitation, any shares split, shares dividend, or other distribution of Shares or capital, or any reverse split of the Shares), or recapitalization of the Company, or any amalgamation or consolidation of the Company with any Subsidiary of the Company, or any other transaction (whether or not with or into or otherwise involving such Interested Member), proposed by, or pursuant to any agreement, arrangement or understanding (whether or not in writing) with, such Interested Member or any Affiliate or Associate of such Interested Member, which has the effect, directly or





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               indirectly, of increasing the proportionate share of
               the outstanding Shares of any class or series of voting Shares or securities convertible into voting Shares of the Company or any Subsidiary of the Company which is directly or indirectly owned by such Interested Member or any Affiliate or Associate of such Interested Member, except as a result of immaterial changes due to fractional share adjustments; or

                    (vi) any receipt by such Interested Member or any Affiliate or Associate of such Interested Member of the benefit, directly or indirectly (except proportionately as a Member of the Company) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through the Company.

               (k) "Bye-laws" means these Bye-laws in their present form or as supplemented or amended from time to time;

               (l) "Capital" means the share capital of the Company authorized for issuance in accordance with the Act from time to time;

               (m) "Common Shares" means common shares of Capital;

               (n) "Company" means Foster Wheeler Ltd.;

               (o) "Consummation date", with respect to any Business Combination, means the date of consummation of such Business Combination, or, in the case of a Business Combination as to which a Member vote is taken, the later of the business day prior to the vote or twenty days prior to the date of consummation of such Business Combination;

               (p) "Control", including the terms "controlling", "controlled by" and under common control with", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise. A Person's beneficial ownership of ten percent or more of a corporation's outstanding voting shares shall create a presumption that such Person has control of such corporation. Notwithstanding the foregoing, a Person shall not be deemed to have control of a corporation if such Person holds voting shares, in good faith and not for the purpose of circumventing Section 54 of the Bye-laws, as an agent, bank, broker, nominee, custodian or trustee for one or more beneficial owners who do not individually or as a group have control of the Company;

               (q) "Designated Stock Exchange" means a stock exchange upon which Shares are listed or quoted;

               (r) "Director" means a director of the Company and shall include an Alternate Director;

               (s) "Exchange Age" means the Act of United States Congress known as the Securities Exchange Act of 1934, as the same has been or hereafter may be amended from time to time;

               (t) "Executive Committee" means an executive committee of the Board established pursuant to Bye-law 6;

               (u) "Interested Member" means any Person (other than the Company or any Subsidiary of the Company) that:




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                    (i) A. is the Beneficial Owner, directly or indirectly, of twenty percent or more of the outstanding voting Shares of the Company; or

                        B. is an Affiliate or Associate of the Company and at any time within the five-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of twenty percent or more of the then outstanding voting Shares of the Company;

                               provided that:

                    (ii) for the purpose of determining whether a Person is an
               Interested Member, the number of Shares of voting Shares of the Company deemed to be outstanding shall include shares deemed to be beneficially owned by the Person through application of the provisions contained in definition of "Beneficial Owner" above but shall not include any unissued voting Shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

               (v) "Market Value", when used in reference to shares or property of the Company, means:

               (i) in the case of Shares, the highest closing sale price during the thirty-day period immediately preceding the date in question of a Share on the composite tape for New York Stock Exchange-Listed Shares; and

                    (ii) in the case of property other than cash or Shares, the fair market value of such property on the date in question as determined by the Board in good faith;

               (w) "Member" means the Person registered in the Register of Members as the holder of Shares and, when two or more Persons are so registered as joint holders of Shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons as the context so requires;

               (x) "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

               (y) "Officer" means any Person appointed by the Board to hold an office in the Company pursuant to Bye-law 22;

               (z) "Person" means any individual, general or limited partnership, corporation, association, trust, estate, company (including a limited liability company) or any other entity or organization including a government, a political subdivision or agency or instrumentality thereof;

               (aa) "Preferred Share" means any class or series of Shares of the Company which under the Bye-laws are entitled to receive payment of dividends prior to any payment of dividends on some other class or series of Share, or is entitled in the event of any voluntary liquidation, dissolution or winding up of the company to receive payment or distribution of a preferential amount before any payments or distributions are received by some other class or series of Shares;

               (bb) "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Bye-laws;


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               (cc) "Register of Members" means the Register of Members referred to in these Bye-laws;

               (dd) "Registration Office" means, in respect of any class or series of Shares, such place as the Board may from time to time determine to keep a branch register of Members in respect of that class or series of Shares and where (except in cases where the Board otherwise directs) the transfers or other documents of title for such class or series of Shares are to be delivered for registration;

               (ee) "Resident Representative" means any Person appointed to act as resident representative of the Company under the Act and includes any deputy or assistant resident representative;

               (ff) "Secretary" means the Person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

               (gg) "Shares" means shares in the Capital and includes the Common Shares or the Preferred Shares of the Company as the case may be;

               (hh) "Share Acquisition Date" means the date that a Person first becomes an Interested Member of the Company;

               (ii) "Subsidiary" means any other corporation of which a majority of the voting shares are owned, directly or indirectly, by the Company;

(2) In these Bye-laws, where not inconsistent with the context:

               (a) words denoting the plural number include the singular number and vice versa;

               (b) words denoting a gender include every gender;

               (c) the word:

                        (i) "may" shall be construed as permissive; and

                        (ii) "shall" shall be construed as imperative;

               (d) expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography, facsimile, computer generated and other modes of representing words or figures in a visible form;

               (e) references to any act, ordinance, statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force;

               (f) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws; and

               (g) headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction of these Bye-laws.


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         (3) Any rights or power of the Company under the Act or the Company's
Memorandum of Association or these Bye-laws which is not expressly subject to approval by the Members in a general meeting shall be exercisable by the Board.

2.         BOARD OF DIRECTORS

         The business of the Company shall be managed and conducted by the Board.

3.         MANAGEMENT OF THE COMPANY

         (1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute, or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

         (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

4.         POWER TO AUTHORISE SPECIFIC ACTIONS

         The Board may from time to time and at any time authorise any company, firm, Person or body of Persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

5.         POWER TO APPOINT ATTORNEY

         The Board may from time to time and at any time by power of attorney appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's Personal seal with the same effect as the affixation of the seal of the Company.

6.         COMMITTEES; EXECUTIVE COMMITTEE

         (1) The Board, by resolution adopted by a majority of the Board, may establish an Executive Committee to serve at the pleasure of the Board. Such Committee shall be comprised of not less than three nor more than seven Directors as shall be determined by the Board and shall include the Chairman of the Board and President.

         (2) Any vacancy occurring in the Executive Committee, from whatever cause, may be filled by resolution of a majority of the Board.

         (3) Each member of the Executive Committee shall hold office, so long as such member remains a Director, until a successor for such Director is duly appointed, or a majority of the Board establishes a new Executive Committee.


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         (4) During the intervals between meetings of the Board, the Executive
Committee shall have and may exercise all of the powers of the Board, except as restricted by law, in all cases in which specific directions have not been given by the Board.

         (5) The Executive Committee shall fix its own rules of procedure and meet at such times and places as the Chairman of the Board may direct. At all meetings of the Executive Committee, the presence of a majority of its members shall be necessary to constitute a quorum, and the concurrence or consent of a majority of the members present shall be necessary for action on any matter.

         (6) The Board may from time to time, by resolution passed by a majority of the entire Board, designate one or more committees of the Board in addition to the Executive Committee and delegate to any of them such powers and duties, not inconsistent with law or these Bye-laws, as the Board may determine.

         (7) Each committee of the Board shall keep complete, accurate minutes and records of all actions taken by such committee, prepare such minutes and records in a timely fashion and promptly distribute all such minutes and records to each member of the Board at the meeting of the Board next ensuing.

         (8) The notice provisions applicable to meetings of the Board described in Bye-law 15 shall apply to meetings of any committee described in this Bye-law 6.

         (9) Each member of the Executive Committee and other committees of the Board shall be entitled to receive such compensation and expense allowance for attendance at meetings of their respective committees as the Board from time to time may fix and determine.

7.         POWER TO APPOINT AND DISMISS EMPLOYEES

         The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

8.         POWER TO BORROW AND CHARGE PROPERTY

         The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled Capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

9.         EXERCISE OF POWER TO PURCHASE SHARES OF OR DISCONTINUE THE COMPANY

         (1) The Board may exercise all the powers of the Company to purchase all or any part of the Shares pursuant to Section 42A of the Act and the applicable rules of any Designated Stock Exchange, provided that, the Board may not purchase or agree to purchase more than ten percent of the Shares from a Member for more than the Market Value of such Shares unless such purchase or agreement to purchase is approved by the affirmative vote of the Board and a majority of the votes of all outstanding Shares entitled to vote thereon at a meeting of Members.

         (2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to
Section 132G of the Act.


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10.        NOMINATION OF DIRECTORS

         (1) The Board shall consist of not less than three and not more than twenty Directors. The number of Directors to be elected at any one time within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the Board then elected. No decrease of the number of Directors to be elected within such minimum and maximum shall change the term of any office of any Director in office at the time thereof. If the number of Directors is increased within such maximum allowed, the additional Director or Directors shall be elected and shall serve a term of office to expire on the date of the third successive Annual General Meeting of Members following the date such additional Director or Directors were elected.

         (2) The Directors elected at the first special meeting of the Members shall be divided into three classes by the Board following their election at such meeting, as nearly equal in number as possible, with the term of office of the first class to expire at the 2002 Annual General Meeting, the term of office of the second class to expire at the 2003 Annual General Meeting and the term of office of the third class to expire at the 2004 Annual General Meeting or, in the case of each class, upon their office being otherwise vacated.

         (3) At each Annual General Meeting following the initial election and classification of the Board in 2001, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual General Meeting after their election.

         (4) A Director must retire from the Board at the conclusion of the Director's term which follows his or her seventy second birthday.

         (5) Each Director shall be the owner of at least 100 Common Shares at the time of the Director's election to the Board and at least 1000 Common Shares by the third anniversary of such election.

         (6) Only individuals who are nominated in accordance with the following procedures shall be eligible for election as Directors and no individual shall be elected as a Director unless nominated in accordance with these procedures:

         (a) The Committee on Nominees for Directors and Officers shall recommend to the Board, in writing, individuals to be nominated for election as Directors.

         (b) The Board shall thereafter by resolution adopted at least 20 days before the Annual General Meeting select nominees for election as Directors. Such resolution shall be reflected in the minutes of the Board as of the date of its adoption.

         (c) Nominations of individuals for election to the Board at the Annual General Meeting may be made by any Member entitled to vote for the election of Directors at the Annual General Meeting who complies with the following notice procedures. A Member's notice to nominate an individual for election as a Director shall be received by the Secretary at the Company's principal executive offices not less than 120 calendar days in advance of the Company's proxy statement released to Members in connection with the previous year's annual meeting of Members. Such Member's notice shall set forth (a) as to each individual whom the Member proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address




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of such individual, (ii) the principal occupation or employment of such individual, (iii) the class and number of shares of the Company which are beneficially owned by such individual and (iv) any other information relating to such individual that is required to be disclosed in solicitations of proxies with respect to nominees for election as Directors, pursuant to Regulation 14A under the Exchange Act (including without limitation such individual's written consent to being named as a nominee in the Company's proxy statement delivered to Members in connection with the Annual General Meeting at which the individual is to be nominated and to serving as Director, if elected); and (b) as to the Member giving the notice (i) the name and address, as they appear on the books of the Company, of such Member, (ii) the class and number of Shares which are beneficially owned by such Member, and (iii) the period of time such Shares have been owned.

         (d) At the request of the Board, any individual nominated by the Board for election as a Director shall furnish to the Secretary of the Company the information required to be set forth in a Member's notice of nomination which pertains to the nominee, together with the required written consents.

         (7) The Chairman of an Annual General Meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bye-laws, and if such determination is made, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

         (8) Ballots bearing the names of all the individuals nominated by the Board and by Members shall be provided for use at the Annual General Meeting. If the Board shall fail or refuse to act at least 20 days prior to the Annual General Meeting, nominations for Directors may be made at the Annual General Meeting by any Member entitled to vote and shall be voted upon.

11.        DEFECTS IN APPOINTMENT OF DIRECTORS

         All acts done bona fide by any meeting of the Board or by a committee of the Board or by any individual acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or individual acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such individual had been duly appointed and was qualified to be a Director.

12.        ALTERNATE DIRECTORS

         (1) Any general meeting of the Company may elect a Person or Persons to act as a Director in the alternative to any one or more of the Directors of the Company or may authorize the Board to appoint such Alternate Directors. Any Director may appoint a Person or Persons to act as a Director in the alternative to himself or herself as a member of the Board or as a member of a Committee duly constituted by the Board by notice in writing deposited with the Secretary. Any Person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such Person is appointed in the alternative provided that such Person shall not be counted more than once in determining whether or not a quorum is present.

         (2) An Alternate Director shall be entitled to receive notice of all meetings of the Board or any relevant Committee Meeting and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not Personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.



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


         (3) An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the Person appointed to fill the vacancy in accordance with these Bye-laws.

13.        REMOVAL OF DIRECTORS

         (1) Subject to the rights of the holders of any series of Preferred Shares then outstanding, any Director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the holders of shares entitled to vote for the election of Directors, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intent to do so and be served on the Director fourteen (14) days before the meeting and at such meeting such Director shall be entitled to be heard on the removal motion.

         (2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled only pursuant to Bye-law 14.

14.        VACANCIES ON THE BOARD

         (1) Subject to the rights of any series of Preferred Shares then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office.

         (2) A vote of the Board pursuant to Bye-law 14(1) to replace a Director shall include an assignment of the Director so elected to the class of Directors established under Bye-law 10(2) of which the former Director was a member and any Director so chosen shall hold office for a term expiring when that class of Director's term of office expires.

         (3) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

         (4) The office of Director shall be vacated if the Director:

         (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

         (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

         (c) is or becomes of unsound mind or dies;

         (d) resigns by notice in writing to the Company; or

         (e) retires, changes employer or occupation, or materially changes employment or occupational responsibilities, unless the Board requests the Director to reconsider and continue to serve on the Board.

15.        MEETINGS OF THE BOARD

         (1) The Board may hold meetings at such place or places within or without Bermuda as the Board may determine or as specified or fixed in the respective notices or waiver of notices thereof.

         (2) Regular meetings of the Board shall be held nine times per year, unless otherwise determined by the Board. Notice requirements for such meetings shall be as determined by the Board. Any business may be conducted at any regular meeting, except as may be otherwise specifically provided by law or by Bye-law 77 or any other provisions of these Bye-laws.

         (3) Special meetings of the Board shall be called by the Secretary when directed in writing to call such meetings by the Chairman of the Board or, if the Chairman is incapacitated, by the written request of a majority of Directors.

         (4) Notice of the time, date, place and purpose of each special meeting of the Board shall be mailed or sent electronically to each Director, addressed to the Director's residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be given to each Director verbally in Person or by telephone or otherwise electronically communicated or sent to such Director by facsimile or other mode of representing words in a legible and non-transitory form, including by electronic means, not later than the day before the day on which the meeting is to be held, at such Director's last known address or any other address given by such Director to the Company for this purpose. Notice of any meeting need not be given to any Director if waived by the Director in writing either before or after such meeting. At any meeting at which every member of the Board shall be present, though held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

         (5) At all meetings of the Board, the Chairman of the Board or, in the absence of the Chairman, the Vice Chairman, if one is elected, and if not the President shall preside and the Secretary shall act as secretary. In the absence of such officers, a chairman or secretary of the meeting, or both, as the case may be, shall be elected from those present.

16.        QUORUM AT MEETINGS OF THE BOARD

         The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors provided, however, in the event that a quorum of Directors is not present at any two consecutive duly re-convened and held meetings of the Board, the number of Directors necessary to constitute a quorum for the transaction of business at the second of such meetings shall be reduced to three (3). If a quorum is not present at a meeting, such meeting shall automatically be adjourned to the same time and place one week later unless otherwise specified in the notice of the original meeting.

17.        ATTENDANCE AT MEETINGS OF THE BOARD

         (1) Directors may participate in any meeting of the Board by means of such telephone, electronic, video or other communication facilities as permit all Persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in Person at such meeting.

         (2) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast.

18.        UNANIMOUS WRITTEN RESOLUTIONS

         A resolution in writing signed by all the Directors or all the members of a committee of the Board, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board or committee of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution and to be filed with the minutes of the proceedings of the Board or committee of the Board.

19.        CONTRACTS AND DISCLOSURE OF DIRECTORS' INTERESTS

         (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorize a Director or Director's firm, partner or such company to act as Auditor of the Company.

         (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

         (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

20.        REMUNERATION OF DIRECTORS

         The remuneration (if any) of the Directors shall be determined, as the Board of Directors from time to time determine, by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally. Nothing herein shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

21.        OFFICERS OF THE COMPANY

         The Officers of the Company shall consist of a Chairman of the Board, a Vice Chairman, a President, one or more Vice Presidents (the numbers thereof and variations in title to be determined by the Board of Directors), a Secretary, a Treasurer, a Director of Tax, a Controller, and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws. Any two offices except those of Chairman of the Board and Vice Chairman or President and Secretary may be held by the same individual.

22.        APPOINTMENT AND AUTHORITY OF OFFICERS

         (1) ELECTION OF OFFICERS. The Board shall elect, at its first meeting after its election by the members, a Chairman of the Board and a President from among its number and one or more Vice Presidents, a Secretary, a Treasurer, a Director of Tax and a Controller. The Board may elect a Vice Chairman from among its number and such other officers including one or more Assistant Secretaries, Assistant Controllers and Assistant Treasurers, as it shall deem necessary, who shall have such authority and perform such duties as may be prescribed by the Board. Each officer so elected shall hold office until the first meeting of the Board following the next Annual General Meeting for the election of directors and until a successor for such officer is elected, except in the event of the earlier termination of an officer's term of office as a consequence of death, resignation or removal by the Board, in which events the Board may appoint a replacement for such officer.

         (2) CHAIRMAN OF THE BOARD. Except as otherwise provided in these Bye-laws, the Chairman of the Board shall preside at all meetings of the Members and of the Board; shall be the chief executive officer of the Company and shall perform all functions and duties incidental to that position, and shall have such additional powers and duties as may from time to time be assigned by the Board.

         (3) VICE CHAIRMAN. In the event of the absence or incapacity of the Chairman of the Board, the Vice Chairman shall preside at meetings of the Members and the Board, and shall have such other duties as the Chairman of the Board or the Board may assign from time to time.

         (4) PRESIDENT. The President shall be the chief operating officer of the Company and shall supervise and administer all of the general business and affairs of the Company and shall perform all other functions and duties incidental to that position and such other duties as may from time to time be assigned by the Chairman of the Board or the Board.

         (5) VICE PRESIDENTS. Vice Presidents shall have such powers and perform such duties as may be assigned by the President or the Chairman of the Board. The Board in its discretion may assign to the titles of individual vice presidents terms such as "executive", "senior", "special", or others indicative of levels or areas of responsibility.

         (6) SECRETARY. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings of the Members, the Board, and all committees of the Board of which a secretary shall have been appointed. The Secretary shall be responsible for keeping the Register of Members, and shall give or cause to be given notice of all meetings of members, directors and committees. The Secretary shall have custody of the seal of the Company and shall perform such other duties as may from time to time be assigned by the Chairman of the Board or the President. The Secretary shall perform in general all duties incident to the office of Secretary.

         (7) ASSISTANT SECRETARIES. The Board may from time to time appoint additional Assistant Secretaries. In the event of the absence or disability of the Secretary, the duties and powers of the Secretary shall be performed and exercised by an Assistant Secretary.

         (8) CONTROLLER. The Controller shall maintain adequate records of all assets, liabilities and transactions of the Company. The Controller shall see that adequate audits thereof are regularly made. The Controller shall render financial and accounting reports as required by the Chairman of the Board, the President or the Board or as necessary to the proper conduct of business.

         (9) ASSISTANT CONTROLLERS. The Board may from time to time appoint one or more Assistant Controllers, who shall perform the duties and exercise the powers of the Controller in the absence or disability of the Controller.

         (10) DIRECTOR OF TAX. The Director of Tax shall be responsible for the preparation, signature and filing of tax returns and the supervision of all matters relating to taxes.

         (11) TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Company and shall deposit all such funds to the credit of the Company in such depositories as may be designated from time to time by the Board. The Treasurer shall disburse the funds of the Company as may from time to time be ordered by the Chairman of the Board or the President. The Treasurer shall render to the Chairman of the Board, the President, the Board and the Members (the latter in response to a request made by a resolution of the Members), upon request, an account of all the Treasurer's transactions as Treasurer.

         (12) ASSISTANT TREASURERS. The Board may from time to time appoint one or more Assistant Treasurers, who shall perform the duties and exercise the powers of the Treasurer in the absence or disability of the Treasurer.

         (13) GENERAL COUNSEL. The General Counsel shall be the chief legal officer of the Company and shall perform all functions and duties incidental to that position and such other duties as may from time to time be assigned by the Chairman of the Board or by the Board.

         (14) SALARIES. The salaries of the officers of the Company elected by the Board, except for those officers who are designated as assistant officers, shall be fixed from time to time by the Board.

         (15) RETIREMENT; VACANCIES. Each officer shall retire on the first day of the month following attainment of age 65; however at the request of the Board, an officer may continue in that capacity after age 65 for a defined period. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board at any regular or special meeting thereof.

23.        DUTIES OF OFFICERS

         The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

24.        CHAIRMAN OF MEETINGS

         Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and if not the President, shall act as chairman at all meetings of the Members at which such Person is present. In their absence the Vice Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those Members present at the meeting and entitled to vote.

25.        REGISTER OF DIRECTORS AND OFFICERS

         The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                     MINUTES

26.        OBLIGATIONS OF BOARD TO KEEP MINUTES

         (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

         (a) of all elections and appointments of Officers;

         (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

         (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

         (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                    INDEMNITY

27.        INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

         (1) The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 27 and 28, any Person appointed to any committee of the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all liabilities, losses, actions damages or expenses (including, but not limited to, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other Persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter that would render it void by the operation of any applicable law in respect of any fraud, dishonesty or wilful misconduct which may attach to any of said Persons. The indemnity in this Bye-law 27 shall extend to any Person acting as a Director, Secretary or other Officer in the reasonable belief that they have been appointed or elected, notwithstanding any defect in such appointment or election.

         (2) Each Member and the Company agree to waive any claim or right of action such Member or the Company might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action, in the performance of such Director's duties, or supposed duties, with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer. Any repeal or modification of this Bye-law 27 shall not adversely affect any right or protection of a Director or Officer of the Company existing immediately prior to such repeal or modification.

         (3) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the Director, Officer, liquidator or trustee to repay such amount unless it shall ultimately be determined that the individual is entitled to be indemnified by the Company as authorized in these Bye-laws or otherwise pursuant to the laws of Bermuda.

                                    MEETINGS

28.        ANNUAL GENERAL MEETING

         (1) The Annual General Meeting for the election of Directors and for the transaction of such other business as may properly come before the Annual General Meeting shall be held in each year at such time and place either within or outside Bermuda as the Board shall specify by resolution and specify in the notice of meeting. Notice of each Annual General Meeting shall be given to each Member entitled to vote at an Annual General Meeting as of the record date for the Annual General Meeting established by the Board. Such notice shall be given no more than sixty (60) days nor less than ten (10) days prior to the Annual General Meeting and each such notice shall state the date, place and time at which the Annual General Meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the Annual General Meeting. The record date for the Annual General Meeting shall be established by the Board and shall be no more than sixty (60) days nor less than ten (10) days prior to the Annual General Meeting.

         (2) At any Annual General Meeting, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any Member of the Company who complies with the procedures set forth in this Bye-law 28(2). For business to be properly brought before an Annual General Meeting by a Member, the Member must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely for inclusion in the Company's proxy statement, a Member's notice must be received by the Secretary at the Company's principal executive offices not less than 120 calendar days in advance of the anniversary of the date of the Company's proxy statement released to Members in connection with the previous year's Annual General Meeting. To be timely for consideration at the Annual General Meeting, a Member's notice must be received by the Secretary at the Company's principal executive offices not less than 45 calendar days, or such greater length of time as permitted by appropriate rules of the U.S. Securities and Exchange Commission, in advance of the anniversary of the date of the Company's proxy statement released to Members in connection with the previous year's Annual General Meeting. To be in proper written form, a Member's notice to the Secretary shall set forth in writing as to each matter the Member proposes to bring before the Annual General Meeting (i) a brief description of the business desired to be brought before the Annual General Meeting and the reasons for conducting such business at the Annual General Meeting, (ii) the name and address, as they appear in the Register of Members, of the Member proposing such business, (iii) the class and number of Shares which are beneficially owned by the Member and (iv) any material interest of the Member in such business. Notwithstanding anything in these Bye-laws to the contrary, no business shall be conducted at an Annual General Meeting except in accordance with the procedures set forth in this Section 28(2). The chairman of an Annual General Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Bye-law 28(2) and, if such determination is made, the Chairman shall so declare to the meeting and any such business not properly brought before the Annual General Meeting shall not be transacted.

29.        SPECIAL GENERAL MEETINGS

         The Board may convene a special general meeting of the Company, by a resolution approved by a majority of the Board upon not less than thirty (30) nor more than sixty (60) days' written notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

30.        ACCIDENTAL OMISSION OF NOTICE OF GENERAL MEETING

         The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.


31.        MEETING CALLED ON REQUISITION OF MEMBERS

         Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up Capital as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

32.        SHORT NOTICE

         A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by all the Members entitled to attend and vote thereat.

33.        POSTPONEMENT OF MEETINGS

         The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

34.        QUORUM FOR GENERAL MEETING

         At any general meeting of the Company except as otherwise expressly required by the Act or by these Bye-laws one or more Persons present in Person and representing in Person or by proxy in excess of 50% of the total issued voting Shares throughout the meeting shall form a quorum for the transaction of any business. If within one hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

35.        ADJOURNMENT OF MEETINGS

         The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed by a majority of the Members participating in the meeting), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

36.        ATTENDANCE AT MEETINGS

         If provided in a Notice of General Meeting, Members may participate in such general meeting by means of such telephone, electronic or other communication facilities as will permit all Persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

37.        WRITTEN RESOLUTIONS

         (1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

         (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

         (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

         (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

         (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

         (6) This Bye-law shall not apply to:

         (a) a resolution passed pursuant to Section 89(5) of the Act; or

         (b) a resolution passed for the purpose of removing a Director before the expiration of such Director's term of office under these Bye-laws.

38.        ATTENDANCE OF DIRECTORS

         The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

39.        PRESIDING OFFICER AT MEETINGS

         At all meetings of Members, unless otherwise determined by the Board, the Chairman of the Board or, in the absence of the Chairman of the Board, the Vice Chairman, if one is elected and if not the President shall preside and the Secretary or an Assistant Secretary shall act as Secretary.

40.        VOTING AT MEETINGS

         (1) Subject to these Bye-laws and to any special rights or other restrictions as to voting for the time being attached to any Shares by or in accordance with these Bye-laws or the act, at every general meeting of Members, each holder of Common Shares shall be entitled to one vote in Person or by proxy, for each Common Share registered in the name of such Member as of the record date fixed by the Board for the meeting.

         (2) Subject to these Bye-laws and to the Act, any matter submitted to the Members at any general meeting for consideration shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail and without limiting the generality of the foregoing, any matter submitted to the Members at a general meeting for approval which relates to the amalgamation, merger or consolidation of the Company with another company or the sale, lease or exchange of all or substantially all of the assets of the Company shall be approved by 66 2/3% of the votes cast in accordance with the provisions of these Bye-laws and any matter submitted to the Members at a special general meeting of the Company convened in accordance with Bye-law 31 shall require the affirmative vote of all the Shares eligible to vote at such meeting.

         (3) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls, if any, on all Shares held by such Member.

         (4) The receipt and tabulations of all proxies and ballots shall be done by the scrutineers appointed in accordance with Bye-law 56.

41.        JOINT HOLDERS VOTING

         In the case of joint holders of Shares, the vote of either holder, whether in Person or by proxy, shall be accepted with or without a corresponding vote of the other holder.

42.        INSTRUMENT OF PROXY

         The instrument appointing a proxy shall be in writing or by electronic means in the form, or as near thereto as circumstances admit or as otherwise determined by the Board, of Form "A" in the Schedule hereto, under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

43.        REPRESENTATION OF COMPANIES AT MEETINGS

         A corporation which is a Member may, by written instrument, authorize such Person as it thinks fit to act as its representative at any meeting of the Members and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such Person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any Person to attend and vote at general meetings on behalf of a corporation which is a Member.

                            SHARE CAPITAL AND SHARES

44.        AUTHORIZED SHARE CAPITAL

         (1) The authorized share capital of the Company is US$161,500,000 consisting of 160,000,000 common shares of the par value of $1.00 per share ("Common Shares") and 1,500,000 preferred shares of the par value of $1.00 per share ("Preferred Shares").

         (2) Subject to these Bye-laws, holders of the Common Shares shall:

         (a) at a general meeting of the Company, be entitled to one vote for each Common Share held by such holder on all matters submitted to a vote of the Members;

         (b) be entitled to such dividends as the Board may from time to time declare;

         (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

         (d) generally be entitled to enjoy all of the rights attaching to the Common Shares.

         (3) The Preferred Shares shall be issuable in one or more classes or series, with such designations, rights, preferences, limitations and voting rights, if any, as the Board may determine upon issuance; provided that the Board shall fix such provisions as will, at a minimum, entitle the holders of such Preferred Shares, voting as a class, to elect at least two Directors upon default of the equivalent of six quarterly dividends on the Preferred Shares, such right to continue until cumulative dividends have been paid in full, or until non-cumulative dividends have been paid regularly for at least a year; and require the affirmative approval of at least two-thirds of the outstanding Preferred Shares as a prerequisite to any amendments to the Memorandum of Association or Bye-laws altering materially any existing provision of such Preferred Shares.

         (4) The Preferred Shares shall include 400,000 shares designated as "Series A Junior Participating Preferred Shares" (the "Series A Preferred Shares") having the following rights and privileges;

         (a) Subject to the rights of the holders of any shares of any series of Preferred Shares (or any similar shares) ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of shares of Series A Preferred Shares, in preference to the holders of Common Shares and of any other junior shares, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1 or
(ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate amount of all cash dividends or other distributions, other than a dividend payable in shares of Common Shares or a subdivision of the outstanding shares of Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share or Series A Preferred Share. In the event the Company shall at any time declare or pay any dividend on the Common Share payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into a greater or lesser number of shares of Common Shares, then in each such case the amount to which holders of shares or Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.

         (b) The Company shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (a) immediately before it declares a dividend or distribution on the Common Shares (other than a dividend payable in shares of Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date. In either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed or the payment thereof.

         (d) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action. Holders of Series A Preferred Shares shall have the following voting rights:

         (i) Subject to the provisions for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the members of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Shares payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into greater or lesser number of shares of Common Shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.

         (ii) Except as otherwise provided herein, in any other amendment to these Bye-laws creating a series of Preferred Shares or any similar shares, the holders of shares of Series A Preferred Shares and the holders of shares of Common Shares and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of members of the Company.

         (iii) If, on the date used to determine members of record for any meeting of members of the Company at which directors are to be elected, dividends on the Series A Preferred Shares shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), the number of the Board of the Company shall be increased by two as of the date of such meeting and the holders of Series A Preferred Shares (voting separately as a class with all other series of Preferred Shares of the Company upon which like voting rights have been conferred and are exercisable) will be entitled to vote for and elect such two additional directors of the Company. The right of the holders of Series A Preferred Shares to vote for such two additional Directors shall terminate when all accrued and unpaid dividends on the Series A Preferred Shares have been declared and paid or set apart for payment. The term of office of the Directors so elected shall terminate immediately upon the termination of the right of the holders of Series A Preferred Shares (and all other series of Preferred Shares of the Company) to vote for such two additional Directors. In connection with the right to vote for such additional Directors, each holder of Series A Preferred Shares will have one vote for each share held.

         (e) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided herein are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Shares outstanding shall have been paid in full, the Company shall not: (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares; (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid rateably on the Series A Preferred Shares and all such parity stock on which dividends are payable or to arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares, provided that the Company may at any time redeem, purchase or otherwise acquire any junior shares in exchange for shares of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Shares, or any shares ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (f) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of the Company unless the Company could, under the preceding paragraph purchase or otherwise acquire such shares at such time in such manner.

         (g) Any shares of Series A Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement or cancellation become authorized but unissued shares of Preferred Shares and may be reissued as part of a new series of Preferred Shares subject to the conditions and restrictions on issuance set forth herein, or in any amendment to these Bye-laws creating a series of Preferred Shares or any similar stock or as otherwise required by law.

         (h) Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of shares of Series A Preferred Shares shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Shares, shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Shares, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made rateably on the Series A Preferred Shares and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Shares payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into a greater or lesser number of shares of Common Shares then in each such case the aggregate amount to which holders of shares of Series A Preferred Shares were entitled immediately prior to such event under the provision in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.


         (i) In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case, each share of Series A Preferred Shares shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Shares is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Share payable in shares of Common Shares, or effect a subdivision or combination of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into a greater or lesser number of shares of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.

         (j) The shares of Series A Preferred Shares shall not be redeemable.

         (k) The Series A Preferred Shares shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company's Preferred Shares.

         (l) Neither the Memorandum of Association nor the Bye-laws of the Company shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Shares, voting together as a single class.

45.        POWER TO ISSUE SHARES

         (1) Subject to these Bye-laws and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing Shares, the Board shall have power to issue any unissued Shares of the Company on such terms and conditions as it may determine and any Shares or class of Shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by resolution of the Members prescribe.

         (2) The Board shall, in connection with the issue of any Share, have the power to pay such commission and brokerage as may be permitted by law.

         (3) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any Person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

         (4) The Company may from time to time do any one or more of the following things:

         (a) make arrangements on the issue of Shares for a difference between the Members in the amounts and times of payments of calls on their Shares;

         (b) accept from any Member the whole or a part of the amount remaining unpaid on any Shares held by such Member, although no part of that amount has been called up;

         (c) pay dividends in proportion to the amount paid up on each Share where a larger amount is paid up on some Shares than on others; and

         (d) issue its Shares in fractional denominations and deal with such fractions to the same extent as its whole Shares and Shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole Shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

46.        VARIATION OF RIGHTS, ALTERATION OF CAPITAL AND PURCHASE OF SHARES

         (1) Subject to the provisions of Sections 42 and 43 of the Act any Preferred Shares may be issued or converted into Shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

         (2) If at any time the Capital is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of all of the issued Shares of that class or with the sanction of a resolution passed by a majority in number equal to three-fourths of the issued Shares at a separate general meeting of the holders of the Shares of the class in accordance with
Section 47 (7) of the Act. The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking PARI PASSU therewith.

         (3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its Capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of Capital, fractions of Shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of Shares and/or arranging for the sale or transfer of the fractions of Shares of Members.

47.        REGISTERED HOLDER OF SHARES

         The Company shall be entitled to treat the registered holder of any Share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such Share on the part of any other Person.

48.        DEATH OF A JOINT HOLDER

         Where two or more Persons are registered as joint holders of a Share or Shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said Share or Shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

49.        SHARE CERTIFICATES

         (1) The Shares of the Company may be represented by certificates or be uncertificated. Unless otherwise determined by the Board, each Member shall be provided with a certificate representing the number of shares owned by such Member. The Board shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of any uncertificated Shares or certificates for Shares of stock of the Company.

         (2) The certificates for Shares of the Company shall be in such form, not inconsistent with the Memorandum of Association or Bye-laws, as shall be approved by the Board and under the seal of the Company (or a facsimile thereof). The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. Any or all of the signatures may be facsimiles unless the regulations of the Designated Stock Exchange then in effect shall require to the contrary. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued and delivered by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         (3) Within two business days after uncertificated Shares have been registered, the Company or its transfer agent shall send to the registered owner thereof a written statement containing a description of the issue of which such Shares are a part, the number of Shares registered, the date of registration and such other information as may be required or appropriate.

         (4) If the certificate for any Shares shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

50.        CALLS ON SHARES

         (1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the Shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

         (2) The Board may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

51.        FORFEITURE OF SHARES

         (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any Share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.


         (2) If the requirements of such notice are not complied with, any such Share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

         (3) A Member whose Share or Shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such Share or Shares at the time of the forfeiture and all interest due thereon.

                               REGISTER OF MEMBERS

52.        CONTENTS OF REGISTER OF MEMBERS

         (1) The Company shall keep in one or more books a Register of its Members and shall enter therein the following particulars:

         (a) The name and address of each Member, the number and, where appropriate, the class or series of Shares held by such Member and the amount paid or agreed to be considered as paid on such Shares;

         (b) The date on which each Person was entered in the Register; and

         (c) The date on which any Person ceased to be a Member for one year after such Person so ceased.

         (2) Subject to the Act, the Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

53.        RIGHT OF INSPECTION OF REGISTER

         The Register of Members and any branch register of Members, as the case may be, shall be open to inspection on every business day by Members without charge or by any other Person, upon the maximum payment permitted under the Act, subject to such reasonable restrictions as the Board may impose, so that not less than two (2) hours in each business day be allowed for inspections, at the Registration Office or such other place in Bermuda at which the Register of Members is kept in accordance with the Act or, if appropriate, upon the maximum payment permitted under the Act at the Registration Office. The Register, including any overseas or local or other branch register of Members, may, after Notice has been given by advertisement in an appointed newspaper and, where applicable, any other newspapers in accordance with the requirements of any Designated Stock Exchange to that effect, be closed at such times or for such periods not exceeding in the aggregate thirty (30) days in each year as the Board may determine and either generally or in respect of any class or series of shares.

54.        TRANSACTIONS WITH INTERESTED MEMBERS

         (1) Notwithstanding anything to the contrary contained in these Bye-laws, the Company shall not engage in any Business Combination with any Interested Member of the Company for a period of five years following such Interested Member's Share Acquisition Date unless such Business Combination or the purchase of Shares made by such Interested Member on such Interested Member's Share Acquisition Date is approved by the Board prior to such Interested Member's Share Acquisition Date. If a good faith proposal is made in writing to the Board regarding a Business Combination, the Board shall respond, in writing, within thirty days or such shorter period, if any, as may be required by the Exchange Act, setting forth its reasons for its decision regarding such proposal. If a good faith proposal to purchase Shares is made in writing to the Board, the Board, unless it responds affirmatively in writing within thirty days or such shorter period, if any, as may be required by the Exchange Act, shall be deemed to have disapproved such purchase of Shares.

         (2) Notwithstanding anything to the contrary contained in these Bye-laws (except the provisions of paragraphs (1) and (3) of this Section 54, the Company shall not engage at any time in any Business Combination with any Interested Member of the Company other than a Business Combination specified in any one of the following subparagraphs (a), (b) or (c):

         (a) A Business Combination approved by the Board prior to such Interested Member's Share Acquisition Date, or where the purchase of Shares made by such Interested Member on such Interested Member's Share Acquisition Date had been approved by the Board prior to such Interested Member's Share Acquisition Date;

         (b) a Business Combination approved by the affirmative vote of the holders of a majority of the outstanding voting shares not beneficially owned by such Interested Member or any Affiliate or Associate of such Interested Member at a meeting called for such purpose no earlier than five years after such Interested Member's Share Acquisition Date; or

         (c) a Business Combination that meets all of the following conditions:

         (i) The aggregate amount of the cash and the Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of outstanding Common Shares of the Company in such Business Combination is at least equal to the higher of the following:

         (x) the highest per share price paid by such Interested Member at a time when such Interested Member was the Beneficial Owner, directly or indirectly, of five percent or more of the outstanding voting Shares, for any common shares of the same class or series acquired by it (1) within the five-year period immediately prior to the Announcement Date with respect to such Business Combination, or (2) within the five-year period immediately prior to, or in, the transaction in which such Interested Member became an Interested Member, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which such highest per share acquisition price was paid through the Consummation Date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Market Value of any dividends paid other than in cash, per common share since such earliest date, up to the amount of such interest; and

         (y) the Market Value per common share on the Announcement Date with respect to such Business Combination or on such Interested Member's Share Acquisition Date, whichever is higher; plus interest compounded annually from such date through the Consummation Date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Market Value of any dividends paid other than in cash, per common share since such date, up to the amount of such interest.

         (ii) The aggregate amount of the cash and the Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of outstanding Shares, other than Common Shares, of the Company is at least equal to the highest of the following (whether or not such Interested Member has previously acquired any shares of such class or series of stock):

         (x) the highest per share price paid by such Interested Member at a time when such Interested Member was the Beneficial Owner, directly or indirectly, of five percent or more of the outstanding voting Shares of the Company, for any Shares of such class or series acquired by it (1) within the five-year period immediately prior to the Announcement Date with respect to such Business Combination, or (2) within the five year period immediately prior to, or in, the transaction in which such Interested Member became an Interested Member, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which such highest per share acquisition price was paid through the Consummation Date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Market Value of any dividends paid other than in cash, per share of such class or series of shares since such earliest date, up to the amount of such interest;

         (y) the highest preferential amount per share to which the holders of shares of such class or series are entitled in the event of any voluntary liquidation, dissolution or winding up of the Company, plus the aggregate amount of any dividends declared or due as to which such holders are entitled prior to payment of dividends on some other class or series of shares (unless the aggregate amount of such dividends is included in such preferential amount); and

         (z) the Market Value per share of such class or series of stock on the Announcement Date with respect to such Business Combination or on such Interested Member's Share Acquisition Date, whichever is higher; plus interest compounded annually from such date through the Consummation Date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Market Value of any dividends paid other than in cash, per share of such class or series of shares since such date, up to the amount of such interest.

         (iii) The consideration to be received by holders of a particular class or series of outstanding shares (including Common Shares) of the Company in such Business Combination is in cash or in the same form as the Interested Member has used to acquire the largest number of shares of such class or series of Shares previously acquired by it, and such consideration shall be distributed promptly.

         (iv) The holders of all outstanding Shares not Beneficially Owned by such Interested Member immediately prior to the consummation of such Business Combination are entitled to receive in such Business Combination cash or other consideration for such Shares in compliance with clauses (i), (ii) and (iii) of this subparagraph.

         (v) After such Interested Member's Share Acquisition Date and prior to the Consummation Date with respect to such Business Combination, such Interested Member has not become the Beneficial Owner of any additional Shares except:

         A. as part of the transaction which resulted in such Interested Member becoming an Interested Member;

         B. by virtue of proportionate share splits, share dividends or other distributions of shares in respect of shares not constituting a Business Combination under clause (E) under the definition of "Business Combination" contained in Section 1 of these Bye-laws;

         C. through a Business Combination meeting all of the conditions of paragraph (1) of this Section 54; or

         D. through purchase by such Interested Member at any price which, if such price had been paid in an otherwise permissible Business Combination the Announcement Date and Consummation Date of which were the date of such purchase, would have satisfied the requirements of clauses (i), (ii) and (iii) of paragraph (c) of this subsection (2).

         (3) Notwithstanding anything to the contrary contained in this Bye-law, paragraphs (1) and (2) above shall not apply to any Business Combination with an Interested Member of the Company which became an Interested Member inadvertently, if such Interested Member (i) as soon as practicable, divests itself of a sufficient amount of the voting Shares so that it no longer is the Beneficial Owner, directly or indirectly, of twenty percent or more of the outstanding voting Shares, and (ii) would not at any time within the five-year period preceding the Announcement Date with respect to such Business Combination have been an Interested Member but for such inadvertent acquisition.

55.        RECORD DATES

         (1) The Board of Directors may fix a record date not more than 60 days prior to the day of holding any meetings of the Members.

         (2) A list of Members as of the record date, certified by the company officer responsible for its preparation or by the transfer agent of the Company, shall be produced at any meeting of Members upon the request thereat or prior thereto of any Member.

56.        SCRUTINEERS

         (1) One or more scrutineers may be appointed by the Board to act at any meeting of Members, or, if the Board fails to act, the chairman of the meeting may appoint a scrutineer or scrutineers. A scrutineer may or may not be a Member, but shall not be a candidate for the office of Director.

         (2) The scrutineer(s) shall determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Members.

         (3) Each scrutineer, before entering upon the discharge of the duties described in Bye-law 56(2), shall be sworn faithfully to execute the duties of a scrutineer at such meeting with strict impartiality, and according to the best of such Person's ability.

                               TRANSFER OF SHARES

57.        INSTRUMENT OF TRANSFER

         (1) Subject to these Bye-laws, any Member may transfer all or any Shares held by such Member by an instrument of transfer in a form consistent with these Bye-laws, however the transferor Member shall be deemed to be the holder of the Shares until the name of the transferee is entered in the Register of Members.

         (2) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid Share, the Board may accept the instrument signed by or on behalf of the transferor alone.

         (3) Upon surrender to the Company or the transfer agent of the Company of a certificate for Shares accompanied by an instrument of transfer, the Company may issue or cause to be issued uncertificated shares or, if requested by the appropriate Person or if otherwise appropriate, a new certificate to the Person entitled thereto, cancel the old certificate and record the transaction in the Register of Members. Upon receipt of a proper instrument of transfer from the registered Member of uncertificated Shares, such uncertificated Shares shall be cancelled and issuance of new equivalent uncertificated Shares shall be made to the Person entitled thereto and the transaction shall be recorded in the Register of Members.

58.        RESTRICTION ON TRANSFER

         (1) The Board shall refuse to register the transfer of a Share unless:

         (a) such transfer is in accordance with the Bye-laws;

         (b) the transfer is accompanied by the certificate in respect of the Shares to which it related, if such certificate was issued; and

         (c) all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

         (2) The Board may refuse to register the transfer of any share, or otherwise restrict the transfer of any Share where the Board believes such transfer would cause the Company to be in violation of the laws of a jurisdiction having legal authority over any part of the Company's affairs.

         (3) If the Board refuses to register a transfer of any Share the Secretary shall, within 120 days after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

59.        TRANSFERS by JOINT HOLDERS

         The joint holders of any Share or Shares may transfer such Share or Shares to one or more of such joint holders, and the surviving holder or holders of any Share or Shares previously held by them jointly with a deceased Member may transfer any such Share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

60.        REPRESENTATIVE OF DECEASED MEMBER

         If a Member dies, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder of Shares, shall be the only Persons recognised by the Company as having any title to the deceased Member's interest in such Shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any Share which had been jointly held by such deceased Member with other Persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other Person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

61.        REGISTRATION ON DEATH OR BANKRUPTCY

         Any Person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some Person to be registered as a transferee of such Share, and in such case the Person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board or transfer agent may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

62.        DIVIDEND ENTITLEMENT OF TRANSFEREE

         A Person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered holder of the share. However, the Board may determine to withhold the payment of any dividend payable or other advantages in respect of such share until such Person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of these Bye-laws being met, such a Person may vote at meetings.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

63.        DECLARATION OF DIVIDENDS by THE BOARD

         (1) Subject to these Bye-laws and subject to Section 54 of the Act, the Board may declare dividends to be paid to the Members, in proportion to the number of Shares held by them.

         (2) The Board may declare and make such other distributions (in any currency or property including, without limitation, in Shares) to the Members as may be lawfully made out of the assets of the Company including, without limitation, out of contributed surplus (as ascertained in accordance with the Act).

         (3) Except in so far as the rights attaching to, or the terms of issue of, any Share otherwise provide:

         (a) all dividends shall be declared and paid according to the amounts paid; and

         (b) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

         (4) The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the Capital is divided into different classes, the Board may pay such interim dividends in respect of those Shares which confer on the holders thereof deferred or non-preferential rights as well as in respect of those Shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of Shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any Shares having deferred or nonpreferential rights and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such profits, in the opinion of the Board, justifies such payment.

         (5) The Board may deduct from any dividend or other monies payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

         (6) No dividend or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

         (7) Any dividend, interest or other sum payable in cash to a Member may be paid by check or warrant sent through the mail addressed to the Member at the registered address or, at the written direction of the Member, by electronic transfer to an account of the Member at a financial institution approved by the Company or, at such address as the Member or joint holders may in writing direct or at the written direction of such Member and by electronic transfer to an account of such Member at a financial institution approved by the Company. Every such check; warrant or electronic transfer shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder, to the account of the holder, and shall be sent at his or their risk and payment of the check or warrant by the bank on which it is drawn or dispatch of the payment by electronic means to the financial institution specified by the Member shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged or the electronic transmission was not received. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

         (8) All dividends or bonuses unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend or bonuses unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company or shall escheat to a government of a jurisdiction having a valid legal claim to payment of such unclaimed dividend or bonus. The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

         (9) Whenever the Board has resolved that a dividend be declared or paid, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any Person to sign any requisite instruments of transfer and other documents on behalf of the Persons entitled to the dividend, and such appointment shall be effective and binding on the Members. The Board may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

         (10) Whenever the Board has resolved that a dividend be declared or paid on any class of the Capital of the Company, the Board may further resolve either:

         (a) that such dividend be satisfied wholly or in part in the form of an allotment of Shares credited as fully paid up, provided that the Members entitled thereto will be entitled to elect to receive such dividend (or part thereof if the Board so determines) in cash in lieu of such allotment. In such case, the following provisions shall apply:

         (i) the basis of any such allotment shall be determined by the Board;

         (ii) the Board, after determining the basis of allotment, shall give not less than two (2) weeks' Notice to the holders of the relevant Shares of the right of election accorded to them, and shall send with such Notice, forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be delivered in order to be effective;

         (iii) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

         (iv) the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on Shares in respect whereof the cash election has not been duly exercised ("the non-elected Shares") and in satisfaction thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the non-elected Shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalize and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the non-elected Shares on such basis; or

         (b) that the Members entitled to such dividend shall be entitled to elect to receive an allotment of Shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may determine. In such case, the following provisions shall apply:

         (i) the basis of any such allotment shall be determined by the Board;

         (ii) the Board, after determining the basis of allotment, shall give not less than fourteen (14) days' Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such Notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be delivered in order to be effective;

         (iii) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

         (iv) the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on Shares in respect whereof the share election has been duly exercised ("the elected Shares") and in lieu thereof Shares of the relevant class shall be allotted credited as fully paid up to the holders of the elected Shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalize and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account) as the Board may determine, such sum as may be required to pay up in full the appropriate number of Shares of the relevant class for allotment and distribution to and amongst the holders of the elected Shares on such basis.

         (11) The Shares allotted under paragraph (10) of this Bye-law shall rank pari passu in all respects with Shares of the same class (if any) then in issue save only as regards participation in the relevant dividend or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of their proposal under paragraph (10) of this Bye-law in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the Shares to be allotted under paragraph (10) of this Bye-law shall rank for participation in such distribution, bonus or rights.

         (12) The Board may do all acts and things considered necessary or expedient to give effect to any capitalization under paragraph (10) of this Bye-law, with full power to the Board to make such provisions as it determines in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Board may authorize any Person to enter into on behalf of all Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

         (13) The Board may resolve in respect of any particular dividend of the Company that notwithstanding the provisions of paragraph (10) of this Bye-law such dividend may be satisfied wholly in the form of an allotment of Shares credited as fully paid up without offering any right to Members to elect to receive such dividend in cash in lieu of such allotment.

         (14) The Board may on any occasion determine that rights of election and the allotment of Shares under paragraph (10) of this Bye-law shall not be made available or made to any Members with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of such rights of election or the allotment of shares would or might, in the opinion of the Board, be unlawful or impracticable, and in such event the provisions aforesaid shall be read and construed subject to such determination. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

         (15) Any resolution declaring a dividend on Shares of any class may specify that the same shall be payable or distributable to the Persons registered as the holders of such Shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such Shares. The provisions of this Bye-law shall, as the case may be, apply to bonuses, capitalization issues, distributions of realized capital profits or offers or grants made by the Company to the Members.

         (16) Before declaring any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time determine and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute.

                                 CAPITALISATION

64.        ISSUE OF BONUS SHARES

         (1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up (i) unissued Shares, debentures or other obligations to be allotted or distributed as fully paid pro rata to the Members or any class of Members or (ii) in full or partly paid Shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or other distribution. In addition, the Board may, subject to the Act, resolve to capitalize any part of the amount for the time being standing to the credit of the Company's share premium account by applying such sum in paying up unissued shares to be issued to the Members, or class of Members, as fully paid bonus Shares.

         (2) The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under the preceding paragraph and in particular may issue certificates in respect of fractions of Shares or authorize any Person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any Person to sign on behalf of the Persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

         (3) Subject to the Act, a printed copy of the balance sheet and profit and loss account, including every document required by law to be annexed thereto, made up to the end of the applicable financial year and containing a summary of the assets and liabilities of the Company under convenient headings and a statement of income and expenditures, together with a copy of the Auditors' report, shall be sent to each Person entitled thereto at least twenty-one (21) days before the date of the Annual General Meeting and laid before the Company at such meeting in accordance with the requirements of the Act provided that this Bye-law shall not require a copy of those documents to be sent to any Person of whose address the Company is not aware or to more than one of the joint holders of any Shares or debentures.

                        ACCOUNTS AND FINANCIAL STATEMENTS

65.        RECORDS OF ACCOUNT

         (1) The Board shall cause to be kept true records of account with respect to all transactions of the Company and in particular with respect to:

         (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

         (b) all sales and purchases of goods by the Company; and

         (c) the assets and liabilities of the Company.

         (2) Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours. No Member (other than a Director of the Company) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorized by the Board or the Company in a General Meeting.

66.        FISCAL YEAR

         The fiscal year of the Company may be determined by resolution of the Board and failing such resolution the fiscal year shall be the 52 or 53-week annual accounting period ending the last Friday in December for domestic and US operations and December 31 for foreign operations.

67.        FINANCIAL STATEMENTS

         Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

68.        APPOINTMENT OF AUDITOR

         (1) Subject to the Act, at the Annual General Meeting or at a subsequent special general meeting in each year, the Members shall appoint an Auditor to audit the accounts of the Company and such Auditor shall hold office until the Members appoint another Auditor. Such Auditor may be a Member but no Director or Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

         (2) Subject to the Act, a Person, other than a retiring Auditor, shall not be capable of being appointed Auditor unless the notice of meeting at which such appointment is proposed states such proposal and such notice has been given to the Members in accordance with the Bye-laws not less than twenty-one (21) days before the meeting date and a copy of such notice has been delivered to the nominee and the retiring Auditor.

         (3) The Members, by a resolution passed by at least two thirds of the vote cast at a General Meeting at which notice specifying the intention to pass such resolution was given, may remove the Auditor at any time before the expiration of the Auditor's term of office and shall by ordinary resolution at that meeting appoint another Auditor in the Auditor's stead for the remainder of the retiring Auditor's term, provided that, not less than twenty-one (21) days before the date of the meeting, notice in writing of the proposed resolution is given to the incumbent auditor and to the auditor proposed to be appointed.

                                      AUDIT

69.        REMUNERATION OF AUDITOR

         The remuneration of the Auditor shall be fixed by the Board of Directors or in such manner as the Board may determine.

70.        VACANCY OF OFFICE OF AUDITOR

         If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board or its designated agents shall appoint an interim auditor and the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

71.        ACCESS TO BOOKS OF THE COMPANY

         The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

72.        REPORT OF THE AUDITOR

         (1) Subject to the Act, the accounts of the Company shall be audited at least once in every year.

         (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

         (3) The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

                                     NOTICES

73.        NOTICES TO MEMBERS OF THE COMPANY

         (1) Any Notice from the Company to a Member shall be given in writing or by cable, telex, facsimile transmission message or electronic transmission and any such Notice and (where appropriate) any other document may be served or delivered by the Company on or to any Member either personally or by sending it through the mail or other courier service in a prepaid envelope addressed to such Member at the Member's registered address as appearing in the Register or at any other address supplied by the Member to the Company for the purpose or, as the case may be, by transmitting it to any such address or transmitting it to any cable, telex, facsimile transmission number or electronic mail address supplied by him or her to the Company for the giving of Notice to such Member or which the Person transmitting the Notice reasonably and bona fide believes at the relevant time will result in the Notice being duly received by the Member or may also be served by advertisement in appointed newspapers (as defined in the Act) or in accordance with the requirements of any Designated Stock Exchange. In the case of joint holders of a Share all Notices shall be given to that one of the joint holders whose name stands first in the Register and Notice so given shall be deemed a sufficient service on or delivery to all the joint holders.

         (2) Any Notice or other document:

         (a) if served or delivered by mail, shall be deemed to have been served or delivered on the day following that on which the envelope containing the same, properly prepaid and addressed, is put into the mail; in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the Notice or document was properly addressed and put into the mail and a certificate in writing signed by the Secretary or other Officer of the Company or other Person appointed by the Board that the envelope or wrapper containing the Notice or other document was so addressed and put into the mail shall be conclusive evidence thereof; and

         (b) if served or delivered in any other manner contemplated by these Bye-laws, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant dispatch or transmission; and in proving such service or delivery a certificate in writing signed by the Secretary or other Officer of the Company or other Person appointed by the Board as to the fact and time of such service, delivery, dispatch or transmission shall be conclusive evidence thereof.

         (c) Any Notice or other document delivered or sent by mail to or left at the registered address of any Member in pursuance of these Bye-laws shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has Notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any Share registered in the name of such Member as sole or joint holder unless such Member's name shall, at the time of the service or delivery of the Notice or document, have been removed from the Register as the holder of the Share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such Notice or document on all Persons interested (whether jointly with or as claiming through or under the Member) in the Share.

         (d) A Notice may be given by the Company to the Person entitled to a Share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the mail in a prepaid letter, envelope or wrapper addressed to such Person by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the Person claiming to be so entitled, or (until such an address has been so supplied) by giving the Notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

         (e) Any Person who by operation of law, transfer or other means whatsoever shall become entitled to any Share shall be bound by every Notice in respect of such Share which prior to such Person's name and address being entered on the Register shall have been duly given to the Person from whom title to such Share is derived.

         (f) For the purposes of these Bye-laws, a cable or telex or facsimile transmission or electronic transmission message purporting to come from a holder of Shares or, as the case may be, a Director or Alternate Director, or, in the case of a corporation which is a holder of Shares from a director or the secretary thereof or a duly appointed attorney or duly authorized representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the Person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director or Alternate Director.

                               SEAL OF THE COMPANY

74.        THE CORPORATE SEAL

         The corporate seal of the Company shall be in circular form as the Board may from time to time approve, with the name of the Company in the circumference and "Bermuda" in the centre. The Board may adopt one or more duplicate seals for use outside Bermuda.

75.        MANNER IN WHICH SEAL IS TO BE AFFIXED

         The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors or the Secretary and the Assistant Secretary, or any Person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                   WINDING-UP

76.        WINDING-UP/DISTRIBUTION by LIQUIDATOR

         (1) A resolution that the Company be wound up by the court or be wound up voluntarily shall be adopted by the holders of Shares representing seventy-five percent of the voting Shares of the Company.

         (2) The Board may, in the name of and on behalf of the Company, present a petition to the court for the Company to be wound up.

         (3) If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the sanction of a resolution of the Members, and any other sanction required by the Act, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any Shares or other securities or assets whereon there is any liability.

                             ALTERATION OF Bye-lawS

77.        ALTERATION OF Bye-lawS

         No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members passed by a simple majority of the votes cast in accordance with the provisions of these Bye-laws, or by unanimous vote of the Members without prior approval of the Board, provided that any proposed amendment to Bye-law 13 shall be approved by the Board and by the affirmative vote of the holders of 75% of the Shares entitled to vote at a general meeting of the Company. If the rescission, alteration or amendment varies the rights attached to a class of Shares, Bye-law 46 must also be complied with.

                          SCHEDULE--FORM A (Bye-law *)
           P R O X Y


         I/We
of
the holder(s) of                share(s) in the above-named company hereby
appoint _______________ or failing him/her _______________ or failing him/her _______________ as my/our proxy to vote on my/our behalf at the general meeting
of the Company to be held on the day of ,      , and at any adjournment thereof.

           Dated this                day of                   ,

           *GIVEN under the seal of the Company
           *Signed by the above-named

           ________________________________


           ________________________________
           Witness

           *Delete as applicable.

                          SCHEDULE--FORM B (Bye-law *)
            NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

         You have failed to pay the call of [amount of call] made on the day of , last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the day of , last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of per annum computed from the said day of , last, on or before the day of , next at the place of business of the Company the share(s) will be liable to be forfeited.



           Dated this        day of              ,


           [Signature of Secretary]
           by order of the Board

                          SCHEDULE--FORM C (Bye-law *)
                          TRANSFER OF A SHARE OR SHARES
FOR VALUE RECEIVED . . . . . . . . . . . . . . . . . . . . . . . . . . .[amount]
.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . [transferor]
hereby sell assign and transfer unto . . . . . . . . . .. . . . . . [transferee]
of . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . [address]
.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . [number of shares]
shares of . . . . . . . . . . . . . . . . . . . . . . . . . . .[name of Company]
Dated . . . . . . . . . . . . . . . .
                                            . . . . . . . . . . . . . . . . . .
                                                                    (Transferor)
In the presence of:
.. . . . . . . . . . . . . . . . . . .
(Witness)
                                            . . . . . . . . . . . . . . . . . .
                                                                    (Transferee)
In the presence of:
.. . . . . . . . . . . . . . . . . . .
(Witness)

                          SCHEDULE--FORM D (Bye-law *)
     TRANSFER by A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY OF A MEMBER


         I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of Members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.


WITNESS our hands this        day of              ,

Signed by the above-named
[Person or Persons entitled]
in the presence of:


Signed by the above-named
[transferee]
in the presence of: